SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): February 14, 2006


                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                        1-12494                  62-154718
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
      Incorporation)                                         Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

     The information set forth under Item 2.03, "Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     On February 14, 2006, CBL & Associates Properties, Inc. (the "Company") amended its secured credit facility with Wells Fargo Bank to increase the maximum availability from $373.0 million to $476.0 million, extend the maturity date from February 28, 2006 to February 28, 2009 plus a one-year extension option, increase the minimum tangible net worth requirement from $1.0 billion to $1.37 billion and increase the limit on the maximum availability that the Company may request from $500.0 million to $650.0 million.

     The amendment also provided for two additional banks to be added as participants to the secured credit facility. The banks participating in the secured credit facility now include Wells Fargo Bank, Wachovia Bank, U.S. Bank, Commerzbank AG, PNC Bank, SunTrust Bank, KeyBank, LaSalle Bank, Allied Irish Banks, Societe Generale, Union Bank of California and Westdeutsch Immobilien Bank. The Company has customary corporate and commercial banking relationships with several of the lenders and agents.

     So long as no event of default exists, the Company has the right to request increases in the aggregate amount of the commitment provided that the aggregate commitment shall not exceed $650.0 million. The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, and limitations on cash flow distributions. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the lenders' commitments may be terminated.

Item 9.01     Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     Not applicable

(b)  Pro Forma Financial Information

     Not applicable

(c)  Exhibits

     The applicable agreements will be filed as exhibits to the Company's periodic reports not later than the due date for the Form 10-Q for the quarter ending March 31, 2006.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CBL & ASSOCIATES PROPERTIES, INC.


                                                /s/ John N. Foy
                                    --------------------------------------
                                                 John N. Foy
                                                Vice Chairman,
                                     Chief Financial Officer and Treasurer



Date: February 21, 2006